THE ORLANDO PREDATORS ENTERTAINMENT, INC.
                             400 West Church Street
                             Orlando, Florida 32801


                               PROXY STATEMENT AND
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 12, 1999

     To the shareholders of The Orlando Predators Entertainment, Inc.:

     The  Annual  Meeting  of  the   shareholders   of  The  Orlando   Predators
Entertainment, Inc. (the "Company") will be held at the Company's executive offices, 400 West Church Street, Orlando, Florida 32801 at 10:00 A.M. on June 12, 1999, or at any adjournment or postponement thereof, for the following purposes:

     1. To elect seven directors of the Company.
     2. To transact such other business as may properly come before the meeting.

     Details relating to the above matters are set forth in the attached Proxy Statement. All shareholders of record of the Company as of the close of business on April 30, 1999 will be entitled to notice of and to vote at such meeting or at any adjournment or postponement thereof.

     ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU DO NOT PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY. A REPLY CARD IS ENCLOSED FOR YOUR CONVENIENCE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            Jeffrey L. Bouchy
                                            Chief Financial Officer

May 17, 1999

                                 PROXY STATEMENT
                    THE ORLANDO PREDATORS ENTERTAINMENT, INC.
                             400 West Church Street
                             Orlando, Florida 32801
                            Telephone: (407) 648-4444

                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 12, 1999

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Orlando Predators Entertainment, Inc. (the "Company"), a Florida corporation, of no par value Common Stock ("Common Stock") to be voted at the Annual Meeting of Shareholders of the Company ("Annual Meeting") to be held at 10:00 AM. on June 12, 1999, or at any adjournment or postponement thereof. The Company anticipates that this Proxy Statement and the accompanying form of proxy will be first mailed or given to all shareholders of the Company on or about May 17, 1998. The shares represented by all proxies that are properly executed and submitted will be voted at the meeting in accordance with the instructions indicated thereon. Unless otherwise directed, votes will be cast for the election of the nominees for directors hereinafter named. The holders of a majority of the shares represented at the Annual Meeting in person or by proxy will be required to elect directors and approve any proposed matters.

     Any shareholders giving a proxy may revoke it at any time before it is exercised by delivering written notice of such revocation to the Company, by substituting a new proxy executed at a later date, or by requesting, in person, at the Annual Meeting, that the proxy be returned.

     All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the materials enclosed herewith and all costs of soliciting proxies will be paid by the Company. In addition to the solicitation by mail, proxies may be solicited by officers and regular employees of the Company by telephone, telegraph or personal interview. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and the Company may reimburse such persons for reasonable out of pocket expenses incurred by them in so doing.

                    VOTING SHARES AND PRINCIPAL SHAREHOLDERS

     The close of business on April 30, 1999 has been fixed by the Board of Directors of the Company as the record date (the "record date") for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. On the record date, there were outstanding 5,130,166 shares of Class A Common Stock and 1,000 shares of Class B Common Stock, each share of which Class Common Stock entitles the holder thereof to one vote and each share of Class B Common Stock entitles the holder thereof to 10,000 votes on each matter which may come before the Annual Meeting. Cumulative voting for directors is not permitted.

     A majority of the issued and outstanding shares entitled to vote, represented at the meeting in person or by proxy, constitutes a quorum at any shareholders' meeting. Under Florida law, if you choose, your abstention or withholding of a vote on any matter will be treated as a "no" vote for determining whether approval of each proposal has been obtained, provided that if a quorum is present, abstentions and withholding of a vote will have no effect on the voting for the election of directors.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth certain information with respect to the ownership of the Company's Class A and Class B Common Stock as April 30, 1999, by (i) each person who is known by the Company to own of record or beneficially more than 5% of the Company's Class A and Class B Common Stock, (ii) each of the Company's directors and (iii) all directors and officers of the Company as a group. All shares are owned beneficially and of record and the stockholders listed in the table have sole voting and investment powers with respect to the shares of Class A and Class B Common Stock. The addresses of all stockholders listed in the table are in care of the Company.

                                          Number of Shares          Percentage
         Name                            Beneficially Owned          of Class
         ----                            ------------------          --------

   William G. Meris        (1)                 33,800                  .65%
   Brett L. Bouchy         (2)                 67,080                 1.29%
   Jeffrey L. Bouchy       (3)                 62,500                 1.20%
   Scott L. Armstrong      (4)                 87,765                 1.68%
   Thomas F. Winters       (5)                  6,000                  .05%
   John W. Frasco          (6)                300,000                 5.52%
   J. Richard Corley                                0                    0%
   Richard C. Whelan       (7)                 11,500                  .22%
   Riverlux Trust REG      (8)              1,000,000                16.31%
   The Monolith Limited                     1,373,500                21.12%
   Partnership       (1)(8)(9)
   All directors and officers               2,938,645                48.04%
   as a group (9 persons)


---------------------

(1) The Monolith Limited Partnership ("Monolith") is a privately held, Delaware limited partnership which owns 1,276,500 shares of the Company's Common Stock. The General Partner of Monolith is WGM Corporation, a Delaware Corporation ("WGM"), of which William G. Meris is the President and sole principal stockholder. The amount of securities shown held by Mr. Meris represents stock options.

(2) Includes stock options to purchase 67,080 shares at $4.75 per share and 950,000 shares at $4.44 per share.

(3) Includes stock options to purchase 12,500 shares at an average exercise price of $3.47 per share.

(4) Includes stock options to purchase 87,765 at an average exercise price of $3.41 per share.

(5) Includes stock options to purchase 6,000 shares at an average exercise price of $2.89 per share.

(6) Includes stock options to purchase 150,000 shares of the Company's Class A Common Stock at $2.50 per share. . (7) Includes stock options to purchase 7,500 shares.

(8) Excludes Monolith's option to purchase 400,000 shares of the Company's Class A Common Stock from Riverlux Trust REG and Riverlux's right to put600,000 shares to Monolith. See "Item 12."

(9) In addition to the Class A Common Stock set forth above, the Company has issued and outstanding 1,000 shares of Class B Common Stock owned 925 shares by Monolith (92.5%) and 75 shares by Gagleard (7.5%).

              PROPOSAL 1: To elect seven directors of the Company.

                              ELECTION OF DIRECTORS

     At the Annual Meeting, the shareholders will elect seven directors of the Company. Cumulative voting is not permitted in the election of directors. In the absence of instructions to the contrary, the person named in the accompanying proxy will vote in favor of the election of each of the persons named below as the Company's nominees for directors of the Company. All of the nominees are presently members of the Board of Directors. Each of the nominees has consented to be named herein and to serve if elected. It is not anticipated that any nominee will become unable or unwilling to accept nomination or election, but if such should occur, the person named in the proxy intends to vote for the election in his stead of such person as the Board of Directors of the Company may recommend.

     The following table sets forth certain information regarding each nominee and each executive officer of the Company.



Name                         Age      Position                                    Officer/Director Since
----                         ---      --------                                    ----------------------
Willaim G. Meris             32       Chairman of the Board                               1997
                                      Of Directors
Brett L. Bouchy              30       Chief Executive Officer,                            1999
                                      President and Director
Jeffrey L. Bouchy (1)        33       Secretary, Treasurer, Chief Financial
                                      Officer and Director                                1999
                                      Director
Mark M. Novell               41       Vice President, Sales and Marketing                 1998
Thomas F. Winters, Jr. MD    46       Director                                            1997
John W. Frasco (1) (2)       59       Vice President of Business Development
                                      and Director                                        1999
                                      Director
J. Richard Corley (1) (2)    61       Director                                            1999
Richard C. Whelan (2)        34       Director                                            1999


  (1) Member of Audit
  (2) Member of Compensation Committee

     Directors are elected at the Company's annual meeting of shareholders and serve a term of one year or until their successors are elected and qualified. Officers are appointed by the Board of Directors and serve at the discretion of the Board of Directors, subject to the bylaws of the Company. Brett L. Bouchy and Jeffrey L. Bouchy are brothers. In 1998 and 1999, Messrs. Youngblood and Gagleard resigned as Directors and Messrs. Narushka and Flynn resigned as executive officers. Mr. Youngblood was terminated as an executive officer in December, 1998.

     The  Audit  Committee  reviews  the  engagement  and  independence  of  the
Company's independent accountants, the audit and non-audit fees of the independent accountants and the adequacy of the Company's internal accounting controls. The Compensation Committee considers the compensation and incentive arrangements of the Company's executive officers.

     The Company agreed with its IPO Underwriters that, until December 10, 1999, the Company would allow an observer designated by the Underwriters and acceptable to the Company to attend all meetings of the Board of Directors. The observer has no voting rights, is reimbursed for out-of-pocket expense incurred in attending meetings and is indemnified against any claims arising out of participation at the meetings, including claims based on liabilities arising under the securities laws.

Background

     The following is a summary of each director and executive officer of the Company, for at least the past five years:

     William G. Meris was appointed the Company's Chairman in March 1997. Mr. Meris has served as Chairman of the Board of Directors of Interhealth Nutritionals, Inc., a privately-held nutrition supplement manufacturer since April 1996 and has been a director of SunWest P.E.O. Inc. since January 1998. He was also a director of Gum Tech International, Inc., a publicly-held specialty chewing gum manufacturer from 1997 until February 1998. Since June 1995, Mr. Meris has been President of WGM Corporation, which acts as the General Partner of the Monolith Limited Partnership, a limited partnership which is a principal stockholder of the Company. From January 1995 to June 1995, he was also a co-manager of Meris Financial, Inc., a private investment and consulting company. From October 1994 until March 1995, Mr. Meris was a co-owner of Cyberia, Inc., a virtual reality entertainment firm. Mr. Meris was employed by Prudential Securities, Inc., as a retail stockbroker from 1989 to April 1994. Subsequently, he worked in the same capacity at Franklin-Lord, Inc. between May and August of 1994. Mr. Meris earned a Bachelor of Science degree in Business Administration from Arizona State University. Mr. Meris devotes such time as is necessary to the affairs of the Company.

     Brett L. Bouchy was appointed the Chief Executive Officer and President in January, 1999 and was employed by Meris Financial, Inc., an affiliate of The Monolith Limited Partnership from 1996 to December, 1998. From 1992 to 1995 he was a registered representative and Chairman of the Board of Directors of Franklin-Lord Inc., a Phoenix, Arizona-based stock brokerage firm. Mr. Bouchy was fined, censored and suspended for five days from selling securities by the NASD and was fined, censored and his securities license was cancelled by the Arizona Corporation Commission.

     Jeffrey L. Bouchy earned a Bachelor of Science degree in Accounting from Arizona State University and a Master's degree in Sports Management from West Virginia University. While completing his graduate studies at WVU, he worked for the Assistant Athletic Director of Finance and Administration. From 1992 to 1993 he was involved in arena management as an employee of the Charlotte Coliseum, home of the NBA's Charlotte Hornets. From 1990 to 1991 Mr. Bouchy was employed by the Phoenix Roadrunners of the International Hockey League, assisting in public relations and game operations. From 1994 to 1995 he was employed by Fun Tees, Inc., a t-shirt manufacturer. From 1995 to 1998 he was Chief Financial Officer of Gum Tech International, Inc., a Nasdaq National Market company.

     Mark M. Novell was employed by the Company from 1992 to 1994 as an assistant coach. From 1994 to 1998 he was a vacation resort agent for Fairfield Communities and Vistana Inc. In 1997 he rejoined the Company, first as an assistant coach and then in December 1998 as Vice President of Sales and Marketing.

     Thomas F. Winters, Jr., M.D. A graduate of Brown University, Dr. Winters received his medical degree in 1980 from the University of Connecticut. He completed an internship in internal medicine at the Medical College of Virginia in Richmond, Virginia, a year of general surgery at St. Francis Hospital and Medical Center in Hartford, Connecticut and an orthopedic residency was at the University of Connecticut Health Center in Farmington, Connecticut. Dr. Winters completed an A.O. Fellowship in Trauma in Hanover, West Germany, followed by Fellowships in Sports Medicine and Adult Reconstructive Surgery at the Brigham and Women's Hospital of Harvard Medical School. At the Harvard Medical School he served as Assistant Team Physician for the Department of Athletics of Harvard University. He has been involved with teaching at both Harvard and now at Orlando Regional Medical Center. Dr. Winters currently serves as Team Physician for the Orlando Predators; a designated consultant for Major League Baseball, Inc.; Orthopedic Consultant for the Kansas City Royals Baseball Organization, Orlando International Aquatic Center and Brown's Gymnasium. He also works closely with area college and high school athletes. Dr. Winters has concentrated on adult orthopedics, specifically, Sports Medicine and Adult Reconstruction, which includes Total Joint Replacement, since 1986. He has received patents for the design of rotational components for total knee replacements, and for meniscal cartilage repair following knee injuries.

     John W. Frasco has been the managing partner of Frasco & Caponigro, P.C., a Bloomfield Hill, Michigan-based law firm. He founded Sports Management Network, Inc. in 1988 and was a principal stockholder of that firm from 1988 to 1998. Sports Management Network, Inc. is involved in sports sponsorships, endorsement and player contracts. Mr. Frasco is the founder and was from 1980 to 1989 Chairman of Championship Auto Racing Teams, Inc. (now known as IndyCar), which is the controlling body of IndyCar racing. Mr. Frasco has owned and operated racing events in Atlanta, New York, Miami, Las Vegas and Vancouver, British Columbia.

     J. Richard Corley has been the Chief Executive Officer and owner of Bowl New England, an operator of 18 bowling centers in six northeastern states since 1968. A graduate of St. Michaels College, Mr. Corley served as a pilot and navigator in the United States Air Force from 1959-1973. He served as a commissioner for Burlington International Airport from 1982-1998, spending the last eight years as that group's Chairman. Mr. Corley is currently on the Board of Directors of Howard Bank and is a Trustee Emeritus for Champlain College.

     Richard C. Whelan has been an employee since June 1995 of The Monolith Limited Partnership, an investment firm and a principal stockholder of the Company, where he is responsible for investor relations, assistance in capital formation and assistance in evaluation of acquisitions. From 1992 to June 1995 he was employed by Franklin-Lord, Inc., a Phoenix-Arizona-based stock brokerage firm as a registered representative and Chief Executive Officer. Mr. Whelan was fined, censured and suspended for five days from selling securities by the NASD and was fined, censored and his securities license was cancelled by the Arizona Corporation Commission. He graduated from Arizona State University with a Bachelor of Science degree.



EXECUTIVE COMPENSATION

                           Summary Compensation Table
                                                                              Annual Compensation (1)
                                                                              -----------------------
        (a)             (b)       (c)           (d)             (e)                   (f)
Name and Principal      Year    Salary ($)    Bonus ($)     Stock Options          Other Annual
     Position                                                                     Compensation($)

William G. Meris,       1997         0             0           5,000                  40,000
Chairman                1998    28,460             0          15,000                       0

Jack Youngblood,        1997    60,000        45,000          34,500                       0
President               1998    63,250             0               0                       0

     The Company's directors do not receive compensation for attending Board meetings but are reimbursed for out-of-pocket expenses incurred in connection therewith. The Company has entered into employment agreements with Brett L. Bouchy and Jeffrey L. Bouchy providing for annual salaries of $50,000 each through January 2002 for Brett L. Bouchy and December 1999 for Jeffrey L. Bouchy. As a part of their employment agreements, Brett L. Bouchy was granted options to purchase 950,000 shares of the Company's Class A Common Stock at $4.44 per share, and Jeffrey L. Bouchy was granted options to purchase 50,000 shares at $3.19 per share. The Company granted certain stock options to Mr. Frasco as a part of his employment.

                         1997 Employee Stock Option Plan

     In April 1997, the Company's stockholders adopted the Company's 1997 Employee Stock Option Plan (the "Plan"), which provides for the grant of stock options intended to qualify as "incentive stock options" and "nonqualified stock options" (collectively "stock options") within the meaning of Section 422 of the United States Internal Revenue Code of 1986 (the "Code"). Stock options are issuable to any officer, director, key employee or consultant of the Company.

     The Company's Board of Directors has reserved 500,000 shares of Class A Common Stock for issuance under the Plan. The Plan is administered by the full Board of Directors, which determines which individuals shall receive stock options, the time period during which the stock options may be exercised, the number of shares of Class A Common Stock that may be purchased under each stock option and the stock option price.

     The per share exercise price of incentive stock options may not be less than the fair market value of the Class A Common Stock on the date the option is granted. The aggregate fair market value (determined as of the date the stock option is granted) of the Class A Common Stock that any person may purchase under an incentive stock option in any calendar year pursuant to the exercise of incentive stock options may not exceed $100,000. No person who owns, directly or indirectly, at the time of the granting of an incentive stock option, more than 10% of the total combined voting power of all classes of stock of the Company is eligible to receive incentive stock options under the Plan unless the stock option price is at least 110% of the fair market value of the Class A Common Stock subject to the stock option on the date of grant.

     No incentive stock options may be transferred by an optionee other than by will or the laws of descent and distribution, and during the lifetime of an optionee, the stock option may only be exercisable by the optionee. Stock options may be exercised only if the stock option holder remains continuously associated with the Company from the date of grant to the date of exercise. The exercise date of a stock option granted under the Plan cannot be later than ten years from the date of grant. Any stock options that expire unexercised or that terminate upon an optionee's ceasing to be employed by the Company become available once again for issuance. Shares issued upon exercise of a stock option will rank equally with other shares then outstanding.

     As of the date hereof, 471,413 stock options have been granted under the Plan, exercisable at prices ranging from $2.00 to $4.75 per share.

                              CERTAIN TRANSACTIONS

     In February 1997, The Monolith Limited Partnership ("Monolith") purchased 92.5% and Alan N. Gagleard ("Gagleard") purchased 7.5% of the Predators from Orlando Predators, Ltd. ("OPL"), a non-affiliated Florida limited partnership for a purchase price of $2,325,000 including $1,875,000 in cash, $180,000 in the form of a promissory note payable to OPL and the issuance of $225,000 of Monolith limited partnership interests to OPL. In March 1997, Monolith organized the Company and transferred its 92.5% ownership of the Predators to the Company in exchange for the issuance by the Company of 1,276,500 shares of its common stock to Monolith (valued at $.34 per share), the issuance of a promissory note bearing interest at 8% per annum payable to Monolith in the amount of $1,295,000 due the earlier of December 31, 1998 or the closing of the IPO and the assumption by the Company of the $180,000 promissory note obligation to OPL. At the same time, Gagleard transferred his 7.5% ownership of the Predators to the Company in exchange for 103,500 shares of its common stock (valued at $.48 per share) and the issuance of a promissory note payable to Gagleard in the amount of $105,000 carrying the same terms as the Monolith promissory note. Also in March 1997, Mr. Meris, the President of WGM Corporation, the corporate general partner of Monolith, became the Chairman of the Company and Gagleard became a director.

     In June 1997, the Company paid the $180,000 promissory note due OPL and Monolith repurchased the $225,000 of Monolith limited partnership interests from OPL for $225,000 in cash. At the same time, Monolith borrowed $112,500 from Gagleard, evidenced by a non-interest bearing promissory note due the earlier of December 31, 1998 or the closing of the IPO. As additional consideration for the loan, Monolith granted Gagleard an option to purchase 13,800 shares of the Company's common stock owned by Monolith for $2.00 per share. The loan was paid in full in December 1997.

     Between March and November 1997 Monolith and Gagleard loaned the Company $862,537 and $120,291, respectively for working capital evidenced by promissory notes bearing interest at 8% per annum due the earlier of December 31, 1998 or the closing of the IPO. The loans were repaid in full in December 1997.

     In November 1997 the Company (i) issued 1,276,500 shares of its Class A Common Stock and 925 shares of its Class B Common Stock to Monolith in exchange for 1,276,500 shares of its then-voting common stock and $4,625 in accrued interest payable and (ii) issued 103,500 shares of its Class A Common Stock and 75 shares of its Class B Common Stock to Gagleard in exchange for 103,500 shares of its then-voting common stock and $375 in accrued interest payable. The Class B Common Stock was issued to Monolith and Gagleard at $5.00 per share, the same price as the IPO offering price per share.

     Prior to the exchange, Monolith and Gagleard owned all of the then-voting common stock and continued to do so following the exchange. The Class B Common Stock was issued to satisfy the control requirements of the AFL. The AFL Bylaws require League approval before an AFL team may become publicly held. In the case of the Company, League approval was conditioned upon the League's requirement that voting control of the Company would remain in the hands of its two existing stockholders (Monolith and Gagleard). The League requirement was satisfied by the Company through creation of the Class B Common Stock each share of which votes the equivalent of 10,000 shares of Class A Common Stock. See "Arena Football-Restrictions on Ownership."

     In July 1997 Monolith granted options to purchase 90,365 shares of the Company's Common Stock owned by Monolith and exercisable at $2.00 per share to four persons, including Gagleard (13,800 options) and Meris Financial, Inc. (13,800 options).

     In January, 1999, the Company issued to Brett L. Bouchy, its Chief Executive Officer, options to purchase 950,000 shares of its Class A Common Stock at $4.44 per share until December 2001. The options were issued in connection with a three year employment agreement executed by the Company and Mr. Bouchy and provide that 1/3 of the options vest yearly on the anniversary date of the employment agreement.

     In August 1998, in connection with the sale of 1,000,000 shares of the Company's Class A Common Stock to Riverlux Trust REG at $2.00 per share, Monolith agreed at Riverlux's request to purchase from Riverlux 600,000 of the 1,000,000 shares acquired by Riverlux from the Company for $6.67 per share on or before May 9, 1999. In turn, Riverlux granted Monolith an option to purchase up to 400,000 shares of Class A Common Stock of the Company held by Riverlux commencing September 1999 at prices from $7.00 to $13.00 per share.

     In October 1998 the Company retained John W. Frasco, a director, to act as its Vice President for Business Development for which the Company granted Mr. Frasco options to purchase 250,000 shares of the Company's Class A Common Stock at $2.50 per share and agreed to sell to Mr. Frasco 50,000 shares of Class A Common Stock at $2.00 per share.

     The Company believes the terms of the above transactions were fair, reasonable and consistent with terms that could be obtained from nonaffiliated third parties. All future transactions with affiliates of the Company will be approved by the disinterested members of the Company's Board of Directors. Moreover, the Company's securities (other than stock options under the Company's 1997 Employee Stock Option Plan) may not be issued to management, promoters or their respective associates or affiliates without obtaining (i) a fairness opinion from a qualified brokerage firm or appraiser confirming the fairness of the consideration to be received by the Company for the issuance of any such securities and (ii) written approval of the securities issuance by a majority of the Company's disinterested directors.

     The Company believes that the transactions described above were fair, reasonable and consistent with the terms of transactions that the Company could have entered into with non-affiliated third parties. All future transactions with affiliates will be approved by a majority of the Company's disinterested directors.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     AJ. Robbins, P.C., Denver, Colorado, conducted the audit of the Company's financial statements for the year ended December 31, 1998. It is the Company's understanding that this firm is obligated to maintain audit independence as prescribed by the accounting profession and certain requirements of the Securities and Exchange Commission. As a result, the directors of the Company do not specifically approve, in advance, non-audit services provided by the firm, nor do they consider the effect, if any, of such services on audit independence.

                   PROPOSALS OF SHAREHOLDERS FOR PRESENTATION
                     AT NEXT ANNUAL MEETING OF SHAREHOLDERS

     Any shareholders of record of the Company who desires to submit a proper proposal for inclusion in the proxy materials relating to the next annual meeting of shareholders must do so in writing and it must be received at the Company's principal executive offices prior to the Company's fiscal year end. The proponent must be a record or beneficial shareholder entitled to vote at the next annual meeting of shareholders on the proposal and must continue to own the securities through the date on which the meeting is held.

                                 OTHER BUSINESS

     Management of the Company is not aware of any other matters which are to be presented to the Annual Meeting, nor has it been advised that other persons will present any such matters. However, if other matters properly come before the meeting, the individual named in the accompanying proxy shall vote on such matters in accordance with his best judgment.

     The above notice and Proxy Statement are sent by order of the Board of Directors.



                                            Jeffrey L. Bouchy
                                            Chief Financial Officer

May 17, 1999

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                      PROXY
                    FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
                    THE ORLANDO PREDATORS ENTERTAINMENT, INC.
                            TO BE HELD JUNE 12, 1999

     The undersigned hereby appoints Brett L. Bouchy as the lawful agent and Proxy of the undersigned (with all the powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes him to represent and to vote, as designated below, all the shares of Common Stock of The Orlando Predators Entertainment, Inc. held of record by the undersigned on April 30, 1999, at the Annual Meeting of Shareholders to be held June 12, 1999, or any adjournment or postponement thereof.

1. ELECTION OF DIRECTORS

         _____    FOR the election as a director of all nominees listed below
                 (except as marked to the contrary below).

         _____    WITHHOLD AUTHORITY to vote for all nominees listed below.

         NOMINEES:   William G. Meris, Brett L. Bouchy,  Jeffrey L. Bouchy,
                     Thomas F. Winters,  Jr. MD, John W. Frasco,
                     J. Richard Corley and Richard C. Whelan

INSTRUCTION: To withhold authority to vote for individual nominees, write their names in the space provided below.


--------------------------------------------------------------------------------

2. In his discretion, the Proxy is authorized to vote upon any matters which may properly come before the Annual Meeting, or any adjournment or postponement thereof.

     It is understood that when properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder. WHERE NO CHOICE IS SPECIFIED BY THE SHAREHOLDER THE PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS NAMED IN ITEM 1 ABOVE.

     The undersigned hereby revokes all previous proxies relating to the shares covered hereby and confirms all that said Proxy may do by virtue hereof.

     Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Dated:
       ----------------------                  ---------------------------------
                                               Signature

PLEASE MARK, SIGN, DATE
AND RETURN THE PROXY
CARD PROMPTLY USING THE
ENCLOSED ENVELOPE.
                                               ---------------------------------
                                              Signature, if held jointly


     PLEASE CHECK THIS BOX IF YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING OF SHAREHOLDERS. _____